                                                                  EXHIBIT 4(iii)


                               ADVISORY AGREEMENT
                               ------------------

     AGREEMENT made as of October 30, 2000 by and between NEW ENGLAND VARIABLE ANNUITY FUND I (the "Fund"), a separate investment account of Metropolitan Life Insurance Company and a registered investment company under the Investment Company Act of 1940 (the "1940 Act"), and CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts partnership (the "Adviser").

                                 WITNESSETH:

     WHEREAS, the Fund and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser will perform certain services for the Fund;

     NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties agree as follows:


     1. The Fund hereby employs the Adviser to manage, subject to the supervision of the Board of Managers of the Fund, the investment and reinvestment of the assets held in the Fund in a manner consistent with the investment policies and restrictions set forth in its registration statement and prospectus filed under the Securities Act of 1933, as from time to time amended, and in accordance with all other applicable provisions of law. The Adviser shall perform the services herein set forth for the period and on the terms in this Agreement set forth. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, but no other services or obligations with respect to the management of the affairs of the Fund, for the compensation herein provided. The Adviser shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. In carrying out its obligations to manage the investment and reinvestment of the assets belonging to the Fund, the Adviser shall at its own expense:

          (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall believe necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Fund in accordance with the Fund's investment objective and policies;

          (b) take such steps as are necessary to implement the investment policies of the Fund, including the placing of orders for purchase and sale of securities; and

          (c) regularly report to the Board of Managers with respect to the implementation of the investment policies of the Fund. Nothing herein shall require the Adviser to bear the cost of or reimburse the Fund for brokers' commissions and issue and transfer taxes payable in connection with the purchase or sale of the Fund's investments.

     3. All activities in connection with the management of the affairs of the Fund undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Managers, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

     4. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

     5. As compensation for its services hereunder, the Fund shall pay the Adviser compensation equal to a daily deduction of 0.00084% (0.3066% on an annual basis) of the current value of the total net assets of the Fund (it being understood that the phrase "total net assets" means total assets less all accrued expenses including, if any, accrued tax liabilities and reserves for taxes arising from the income and realized and unrealized capital gains on the assets of the Fund). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Managers of the Fund may from time to time determine and specify in writing to the Adviser. The current value of the total assets of the Fund on any day shall be the value of such assets as of the close of trading on the New York Stock Exchange on such day, or, if said Exchange is closed on such day, as of the close of trading on the next day on which said Exchange is open.

     6. It is understood that any of the variable annuity Contractholders, Managers, trustees, officers, employees and agents of the Fund may be a partner, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Rules and Regulations of the Fund or the Partnership Agreement of the Adviser, or by specific provisions of applicable law.

     7. This Agreement shall become effective as of the date above first written and shall remain in full force and effect continuously thereafter provided, however, that:

          (a) unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Managers of the Fund or by vote of the variable annuity Contractholders by the affirmative vote of a majority of the votes which may be cast by all variable annuity Contractholders, and
     (ii) by vote of a majority of the Managers of the Fund who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;

          (b) this Agreement may at any time be terminated on sixty days' written notice to the Adviser either by vote of the Board of Managers of the Fund or by vote of a majority of the votes which may be cast by all of the variable annuity Contractholders;

          (c) this Agreement shall automatically terminate in the event of its assignment by the Adviser;

          (d) this Agreement may be terminated by the Adviser on ninety days' written notice to the Fund;

          (e) if New England Life Insurance Company requires the Fund to change its name so as to eliminate all references to the words "New England," then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by the variable annuity Contractholders of the Fund by the affirmative vote of a majority of the votes which may be cast by all variable annuity Contractholders.

     Termination of this Agreement pursuant to this Section 7 shall be without payment of any penalty.

     8. (a) For the purposes of this Agreement, the phrase "affirmative vote of a majority of the votes which may be cast by all variable annuity Contractholders" means the affirmative vote, at a duly called and held meeting of the variable annuity Contractholders of the Fund, (1) of variable annuity Contractholders who hold 67 percent or more of all the votes which may be cast by such Contractholders of the Fund as are present (in person or by proxy) and entitled to vote at such meeting, provided that variable annuity Contractholders holding more than 50 percent of all votes of the Fund entitled to be cast at such meeting are present (in person or by proxy), or (2) of the holders of more than 50 percent of all votes which may be cast by all variable annuity Contractholders of the Fund entitled to vote at such meeting, whichever is less.

          (b) For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "variable annuity Contractholder" shall mean the owner of a variable annuity contract which depends in whole or in part upon the investment performance of the Fund, and shall to the extent provided in the Rules and Regulations of the Fund include Metropolitan Life Insurance Company.

     9. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by the affirmative vote of a majority of the votes which may be cast by all of the variable annuity Contractholders.

     10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Fund, to any variable annuity Contractholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

     11. This Agreement is and shall be subject to the provisions of the 1940 Act, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

NEW ENGLAND VARIABLE               CAPITAL GROWTH MANAGEMENT
 ANNUITY FUND I                    LIMITED PARTNERSHIP

                                   By:  Kenbob, Inc., as General Partner



By: /s/ Anne M. Goggin             By: /s/ Robert L. Kemp
   --------------------------         -----------------------------------
   Name: Anne M. Goggin               Name: Robert L. Kemp
   Title: Chairman of the Board       Title: President